UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2020

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Anton Boulevard, Suite 100 Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Veritone, Inc. (the “Company”) was held on July 24, 2020.  Of the 27,098,995 shares of the Company’s common stock issued and outstanding and entitled to vote at the meeting, there were present at the meeting, in person or by proxy, the holders of 20,853,859 shares of common stock, representing approximately 76.95% of the total number of shares entitled to vote at the meeting.  The following three proposals were presented and voted on at the meeting:

Proposal 1

To elect three nominees, G. Louis Graziadio III, Chad Steelberg and Ryan Steelberg, as members of the Board, to serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2023.  The three nominees were elected by a plurality of the total votes cast.  The voting results were:

Nominee	For	Withheld	Broker Non-Votes
G. Louis Graziadio, III	12,778,815	412,750	7,662,294
Chad Steelberg	12,700,083	491,482	7,662,294
Ryan Steelberg	12,783,442	408,123	7,662,294

Proposal 2

To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.  Such proposal was approved by more than a majority of the total votes cast.  The voting results were:

For	Against	Abstain	Broker Non-Votes
20,748,273	22,857	82,729	—

Proposal 3

To approve amendments to the Company’s 2018 Performance-Based Stock Incentive Plan and performance-based stock options.  The approval of this proposal required: (1) the affirmative vote of the holders of a majority of the total votes of shares of the Company’s common stock cast at the meeting, in person or by proxy, and (2) the affirmative vote of the holders of a majority of the total votes of shares of the Company’s common stock cast at the meeting, in person or by proxy, other than shares of the Company’s common stock owned, directly or indirectly, by Chad Steelberg, Ryan Steelberg and their affiliates cast at the meeting, in person or by proxy.  Accordingly, for both required votes, abstentions and broker non-votes had no effect on the outcome of the vote. Such proposal was approved as to both required votes.

The voting results as to the first required vote are shown in the table below and include votes of shares owned, directly or indirectly, by Chad Steelberg, Ryan Steelberg and their affiliates, which were cast in favor of the proposal:

For	Against	Abstain	Broker Non-Votes
10,919,240	2,217,027	55,298	7,662,294

These voting results represent approval of the proposal by approximately 83.12% of the votes cast on the proposal.  As to the second required vote, excluding votes of an aggregate of 3,757,206 shares owned, directly or indirectly, by Chad Steelberg, Ryan Steelberg and their affiliates, which were cast in favor of the proposal, the proposal was approved by approximately 76.36% of the votes cast on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2020	Veritone, Inc.

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Executive Vice President, General Counsel
and Secretary